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                                                                   EXHIBIT 23(d)


                      CONSENT OF THE CARSON MEDLIN COMPANY
                      ------------------------------------


We hereby consent to the inclusion as Appendix B to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Huntington Bancshares Incorporated of our letter to the Board of Directors of Peoples Bank of Lakeland and to the references made to such letter and to the firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                   /s/The Carson Medlin Company

                                                   THE CARSON MEDLIN COMPANY


Tampa, Florida
November 21, 1995